EXHIBIT 10.2
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                           THIRD AMENDMENT TO THE
                       JONES LANG LASALLE INCORPORATED
                     1997 STOCK AWARD AND INCENTIVE PLAN

      WHEREAS, Jones Lang LaSalle Incorporated (f/k/a LaSalle Partners Incorporated) (the "Company") maintains the 1997 Stock Award And Incentive Plan, as amended (the "Plan").

      WHEREAS, the Company has determined that amending the Plan in certain respects is in the best interest of the Company.

      WHEREAS, Section 10(e) of the Plan provides that the Board of Directors of the Company may at any time and from time-to-time alter, amend, suspend or terminate the Plan in whole or in part, and the Board of Directors have approved the amendment to the Plan set forth herein.

      NOW THEREFORE, the Plan has been amended effective July 29, 1999 as follows:

      1. Section 9(b) of the Plan is hereby deleted and replaced in its entirety with the following new Section 9(b):

      (b)  ELECTED OPTIONS.   Each non-employee director may, at any
time prior to the commencement of any calendar year during which he or she will serve as a member of the Board, irrevocably elect to receive, in lieu of the annual directors' retainer payable to such non-employee director with respect to such calendar year, an Option (an "Elected Option") to purchase shares of Stock. With respect to the annual retainer payable to a New Director for the first calendar year (beginning with the 1998 calendar year) of his or her Board service, such an election must be made within five (5) days of his or her election or appointment to the Board and prior to the performance of any significant service with the respect to such first year. The number of shares of Stock covered by an Elected Option received in lieu of an annual retainer for 1999, 2000 and 2001 shall be the number (rounded to the nearest whole number of shares) equal to (i) the annual retainer divided by (ii) the value per share of the Elected Option, which value shall be equal to thirty three percent (33%) of the exercise price. The number of shares of Stock covered by an Elected Option received in lieu of an annual retainer for 2002 and each year thereafter shall be the number (rounded to the nearest whole number of shares) equal to (i) the annual retainer divided by (ii) the value, as determined by application of the Black-Scholes Option Pricing Model (the "Black-Scholes Model"), of a ten year option with respect to one (1) share of Stock and with an exercise price equal to the exercise price at which the Elected Option will be granted. The Black-Scholes Model calculation shall be based upon the volatility of the Stock over the period (i) beginning on the later of (x) the date which is ten (10) years before the date of grant of the Elected Option and (y) July 17, 1997 and (ii) ending on the date of grant of the Elected Option. The risk free rate of return for purposes of the Black-Scholes Model calculation shall be the yield (based on the "ask price") with respect to "U.S. Treasury Strips" with a maturity which is closest to the date which is ten (10) years from the date of grant of the Elected Option, as reported in the Wall Street Journal (or, to the extent that such yield is not quoted in the Wall Street Journal, such other rate as determined by the Committee) on the date of grant of the Elected Option (or, if not published on the date of grant, the last date preceding the date of grant on which the Wall Street Journal is published). An Elected Option shall be granted on January 1 of the year following the year in which the annual retainer to which it relates is earned.


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      2.  Section 9(c)(ii) of the Plan is hereby deleted and replaced in its entirety with the following new Section 9(c)(ii):

       (ii) The exercise price of Automatic Options shall be equal to the Fair Market Value of the shares of Stock subject to such Automatic Options on the date of grant. The exercise price of Elected Options shall be equal to (i) the average closing price of the Stock on the national securities exchange on which the Stock is principally traded on the last trading day in March, June, September and December of the year in which the annual retainer is earned, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market on the last trading day on which a trade occurs in March, June, September and December of the year in which the annual retainer is earned, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

      3. Capitalized terms used but not defined in this Amendment shall have the respective meanings assigned to them in the Plan. Except as herein modified, all the terms, conditions and provisions of the Plan are hereby ratified, confirmed and carried forward.